Exhibit A

JOINT FILING AGREEMENT

The undersigned hereby agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and that all subsequent amendments to this statement on Schedule 13G may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

[Remainder of this page has been left intentionally blank.]

Signature Page

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of February 14, 2019.

PAGAC MUSIC HOLDING II LIMITED

By:	/s/ Wong Tak Wai
Name:	Wong Tak Wai
Title:	Director

PAGAC MUSIC HOLDING II LP

By:	/s/ Jon Robert Lewis
Name:	Jon Robert Lewis
Title:	Director of PAGAC Music Holding GP II Limited, general partner of PAGAC Music Holding II LP

PAGAC MUSIC HOLDING II-A LP

By:	/s/ Jon Robert Lewis
Name:	Jon Robert Lewis
Title:	Director of PAGAC Music Holding GP II-A Limited, general partner of PAGAC Music Holding II-A LP

PAGAC MUSIC HOLDING III LP

By:	/s/ Jon Robert Lewis
Name:	Jon Robert Lewis
Title:	Director of PAGAC Music Holding GP III Limited, general partner of PAGAC Music Holding III LP

PAGAC MUSIC HOLDING GP II LIMITED

By:	/s/ Jon Robert Lewis
Name:	Jon Robert Lewis
Title:	Director

PAGAC MUSIC HOLDING GP II-A LIMITED

By:	/s/ Jon Robert Lewis
Name:	Jon Robert Lewis
Title:	Director

PAGAC MUSIC HOLDING GP III LIMITED

By:	/s/ Jon Robert Lewis
Name:	Jon Robert Lewis
Title:	Director

PAG CAPITAL LIMITED

By:	/s/ Jon Robert Lewis
Name:	Jon Robert Lewis
Title:	Authorised Signatory

PACIFIC ALLIANCE GROUP LIMITED

By:	/s/ Jon Robert Lewis
Name:	Jon Robert Lewis
Title:	Director

PAG HOLDINGS LIMITED

By:	/s/ Jon Robert Lewis
Name:	Jon Robert Lewis
Title:	Director